AGREEMENT

     Made as of this 22nd day of August, 2012, by and among VANGUARD ADMIRAL FUNDS, VANGUARD BOND INDEX FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS, VANGUARD CHARLOTTE FUNDS, VANGUARD CHESTER FUNDS, VANGUARD CMT FUNDS, VANGUARD CONVERTIBLE SECURITIES FUND, VANGUARD EXPLORER FUND, VANGUARD FENWAY FUNDS, VANGUARD FIXED INCOME SECURITIES FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD HORIZON FUNDS, VANGUARD INDEX FUNDS, VANGUARD INSTITUTIONAL INDEX FUNDS, VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD MALVERN FUNDS, VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, VANGUARD MONEY MARKET RESERVES, VANGUARD MONTGOMERY FUNDS, VANGUARD MORGAN GROWTH FUND, VANGUARD MUNICIPAL BOND FUNDS, VANGUARD NEW JERSEY TAX-FREE FUNDS, VANGUARD NEW YORK TAX-FREE FUNDS, VANGUARD OHIO TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUNDS, VANGUARD QUANTITATIVE FUNDS, VANGUARD SCOTTSDALE FUNDS, VANGUARD SPECIALIZED FUNDS, VANGUARD STAR FUNDS, VANGUARD TAX-MANAGED FUNDS, VANGUARD TRUSTEES’ EQUITY FUND, VANGUARD VALLEY FORGE FUNDS, VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD WELLESLEY INCOME FUND, VANGUARD WELLINGTON FUND, VANGUARD WHITEHALL FUNDS, VANGUARD WINDSOR FUNDS, AND VANGUARD WORLD FUND (hereinafter collectively referred to as the “Funds”) and THE VANGUARD GROUP, INC., VANGUARD ADVISERS, INC., AND VANGUARD MARKETING CORPORATION (hereinafter collectively referred to as “Vanguard”).

THIS AGREEMENT is entered into under the following circumstances:

WHEREAS, Section 17(g) of the Investment Company Act of 1940 (“the Act”) provides that the Securities and Exchange Commission (“SEC”) is authorized to require that the officers and employees of registered management investment companies who, either singly or jointly with others, may have access to the Funds’ assets, be bonded against larceny and embezzlement, and the SEC has promulgated such rules and regulations (“Rule 17g-1”); and

WHEREAS, the Funds and Vanguard are named as joint insureds under the terms of a bond or policy of insurance with total coverage of $400,000,000 which insures against larceny and embezzlement by officers and employees (the “Joint Insured Bond”); and

WHEREAS, a majority of the Board of Trustees of the Funds (the “Board”), who are not “interested persons” as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on the Joint Insured Bond, and the Board has approved the term and amount of the Joint Insured Bond, the portion of the premium payable by each party, and the manner in which recovery on the Joint Insured Bond, if any, shall be shared by and among the parties as set forth below in this Agreement; and

WHEREAS, the Funds and Vanguard now desire to enter into this Agreement as required by Rule 17g-1(f) of the Act to establish the manner in which recovery on the Joint Insured Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1. ALLOCATION OF PREMIUMS

     The annual premium shall be allocated among the Vanguard Funds, based on relative net assets, in accordance with a Board-approved methodology, and expensed monthly over the term of the Joint Insured Bond.

2. ALLOCATION OF RECOVERIES

     A. In the event of a separate loss or losses under the Joint Insured Bond, the party suffering a loss or losses shall be entitled to be indemnified up to the full amount of the Joint Insured Bond.

     B. If more than one party is damaged in a single loss or occurrence for which recovery is received under the Joint Insured Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to fully indemnify each party sustaining a loss.

     C. If the recovery is inadequate to fully indemnify each party sustaining a loss, the recovery shall be allocated among the parties as follows:

     (i) Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage as set forth in Exhibit A as attached.

     (ii) The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) above, in ratio of the premium paid by each such party to the premium paid by all parties.

3. BOND COVERAGE REQUIRED

     Each party has determined the minimum amount of fidelity bond coverage deemed appropriate to be maintained. This amount is set forth in Exhibit A and each Fund represents and warrants to each of the other parties that the minimum amount of coverage required by Rule 17g-1(d)(1) is not more than reflected in Exhibit A. Each Fund further agrees that its minimum coverage shall not be less than the minimum coverage required by Rule 17g-1(d)(1).

     4. This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party that provides 60 days’ written notice to the other parties.

     5. Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on their behalf by their duly authorized officers as of the date first written above.

VANGUARD ADMIRAL FUNDS
VANGUARD BOND INDEX FUNDS
VANGUARD CALIFORNIA TAX-FREE FUNDS
VANGUARD CHARLOTTE FUNDS
VANGUARD CHESTER FUNDS
VANGUARD CMT FUNDS
VANGUARD CONVERTIBLE SECURITIES FUND
VANGUARD EXPLORER FUND
VANGUARD FENWAY FUNDS
VANGUARD FIXED INCOME SECURITIES FUNDS
VANGUARD FLORIDA TAX-FREE FUNDS
VANGUARD HORIZON FUNDS
VANGUARD INDEX FUNDS
VANGUARD INSTITUTIONAL INDEX FUNDS
VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
VANGUARD MALVERN FUNDS
VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS
VANGUARD MONEY MARKET RESERVES
VANGUARD MONTGOMERY FUNDS
VANGUARD MORGAN GROWTH FUND
VANGUARD MUNICIPAL BOND FUNDS
VANGUARD NEW JERSEY TAX-FREE FUNDS
VANGUARD NEW YORK TAX-FREE FUNDS
VANGUARD OHIO TAX-FREE FUNDS
VANGUARD PENNSYLVANIA TAX-FREE FUNDS
VANGUARD QUANTITATIVE FUNDS
VANGUARD SCOTTSDALE FUNDS
VANGUARD SPECIALIZED FUNDS
VANGUARD STAR FUNDS
VANGUARD TAX-MANAGED FUNDS
VANGUARD TRUSTEES’ EQUITY FUNDS
VANGUARD VARIABLE INSURANCE FUNDS
VANGUARD VALLEY FORGE FUNDS
VANGUARD WELLESLEY INCOME FUND
VANGUARD WELLINGTON FUND
VANGUARD WHITEHALL FUNDS
VANGUARD WINDSOR FUNDS
VANGUARD WORLD FUND

By:	/s/ Heidi Stam
Heidi Stam, Secretary

Attest:	/s/ Natalie Bej
Natalie Bej, Assistant Secretary

THE VANGUARD GROUP, INC.

By:	/s/ Heidi Stam
Heidi Stam, Managing Director, General Counsel, and Secretary

Attest:	/s/ Michael L. Kimmel
Michael L. Kimmel, Assistant Secretary

VANGUARD ADVISERS, INC.

By:	/s/ Michael L. Kimmel
Michael L. Kimmel, Secretary

Attest:	/s/ Caroline Cosby
Caroline Cosby, Assistant Secretary

VANGUARD MARKETING CORPORATION

By:	/s/ Michael L. Kimmel
Michael L. Kimmel, Secretary

Attest:	/s/ Caroline Cosby
Caroline Cosby, Assistant Secretary

EXHIBIT A

Rule 17g-1
Minimum Bond Requirements

As of 5/31/2013

Fund/Portfolio Name	Net Assets	Bond Requirement

Vanguard Admiral Funds
Admiral Treasury Money Market Fund	11,931,269,887	2,500,000
S&P 500 Growth Index Fund	130,744,578	525,000
S&P 500 Value Index Fund	107,022,419	525,000
S&P Mid-Cap 400 Growth Index Fund	197,369,134	600,000
S&P Mid-Cap 400 Index Fund	352,815,649	750,000
S&P Mid-Cap 400 Value Index Fund	59,526,154	400,000
S&P Small-Cap 600 Growth Index Fund	20,845,192	250,000
S&P Small-Cap 600 Index Fund	209,300,974	600,000
S&P Small-Cap 600 Value Index Fund	24,138,069	250,000
Vanguard Bond Index Funds
Inflation-Protected Securities Fund	35,209,453,961	2,500,000
Intermediate-Term Bond Index Fund	16,941,584,549	2,500,000
Long-Term Bond Index Fund	6,091,483,051	2,500,000
Short-Term Bond Index Fund	30,133,750,323	2,500,000
Total Bond Market Index Fund	115,182,591,234	2,500,000
Total Bond Market II Index Fund	62,903,674,544	2,500,000
Vanguard CMT Funds
Market Liquidity Fund	30,604,832,138	2,500,000
Municipal Cash Management Fund	3,539,844,249	2,300,000
Vanguard California Tax-Free Funds
CA Intermediate-Term Tax-Exempt Fund	7,162,353,989	2,500,000
CA Long-Term Tax-Exempt Fund	2,954,901,157	1,900,000
CA Tax-Exempt Money Market Fund	3,711,911,762	2,300,000
Vanguard Charlotte Funds
Total International Bond Index Fund	14,159,887,657	2,500,000

Vanguard Chester Funds
PRIMECAP Fund	34,596,572,802	2,500,000
Target Retirement Income Fund	10,451,626,897	2,500,000
Target Retirement 2010 Fund	6,876,535,125	2,500,000
Target Retirement 2015 Fund	19,993,641,483	2,500,000
Target Retirement 2020 Fund	21,162,801,060	2,500,000
Target Retirement 2025 Fund	25,550,381,107	2,500,000
Target Retirement 2030 Fund	17,224,723,578	2,500,000
Target Retirement 2035 Fund	18,598,175,442	2,500,000
Target Retirement 2040 Fund	11,257,505,256	2,500,000
Target Retirement 2045 Fund	10,877,768,136	2,500,000
Target Retirement 2050 Fund	4,954,125,717	2,500,000
Target Retirement 2055 Fund	767,772,597	1,000,000
Target Retirement 2060 Fund	156,298,879	600,000
Vanguard Convertible Securities Fund	1,851,886,128	1,500,000
Vanguard Explorer Fund	10,400,237,119	2,500,000
Vanguard Fenway Funds
Equity Income Fund	12,589,515,008	2,500,000
Growth Equity Fund	748,784,010	900,000
PRIMECAP Core Fund	5,461,223,757	2,500,000
Vanguard Fixed Income Securities Funds
GNMA Fund	35,907,850,617	2,500,000
High-Yield Corporate Fund	17,854,170,679	2,500,000
Intermediate-Term Investment-Grade Fund	19,096,178,192	2,500,000
Intermediate-Term Treasury Fund	5,837,732,931	2,500,000
Long-Term Investment-Grade Fund	13,194,622,052	2,500,000
Long-Term Treasury Fund	3,198,542,921	2,100,000
Short-Term Federal Fund	5,565,504,468	2,500,000
Short-Term Investment-Grade Fund	45,120,547,619	2,500,000
Short-Term Treasury Fund	6,194,774,047	2,500,000
Vanguard Florida Tax-Free Funds
Florida Focused Long-Term Tax-Exempt Fund	924,001,297	1,000,000
Vanguard Horizon Funds
Capital Opportunity Fund	9,519,246,192	2,500,000
Global Equity Fund	4,373,128,516	2,500,000
Strategic Equity Fund	3,956,378,026	2,300,000
Strategic Small-Cap Equity Fund	318,906,045	750,000

Vanguard Index Funds
500 Index Fund	139,592,990,755	2,500,000
Extended Market Index Fund	29,635,510,740	2,500,000
Growth Index Fund	30,987,605,677	2,500,000
Large-Cap Index Fund	7,230,222,192	2,500,000
Mid-Cap Growth Index Fund	3,264,036,241	2,100,000
Mid-Cap Index Fund	39,269,563,856	2,500,000
Mid-Cap Value Index Fund	3,510,871,689	2,300,000
Small-Cap Growth Index Fund	11,933,755,066	2,500,000
Small-Cap Index Fund	35,326,084,150	2,500,000
Small-Cap Value Index Fund	9,916,210,514	2,500,000
Total Stock Market Index Fund	255,149,524,318	2,500,000
Value Index Fund	24,152,222,664	2,500,000
Vanguard Institutional Index Funds
Institutional Index Fund	139,488,268,037	2,500,000
Institutional Total Stock Market Index Fund	29,073,857,408	2,500,000
Vanguard International Equity Index Funds
Emerging Markets Stock Index Fund	70,866,374,257	2,500,000
European Stock Index Fund	10,582,009,597	2,500,000
FTSE All-World Ex-US Index Fund	17,298,515,506	2,500,000
FTSE All-World Ex-US Small-Cap Index Fund	1,699,555,883	1,500,000
Global ex-U.S. Real Estate Index Fund	1,134,707,918	1,250,000
Pacific Stock Index Fund	4,755,726,899	2,500,000
Total World Stock Index Fund	3,427,927,807	2,100,000
Vanguard Malvern Funds
Capital Value Fund	1,009,743,173	1,500,000
U.S. Value Fund	833,203,236	1,000,000
Short-Term Inflation-Protected Securities Fund	5,195,775,103	2,500,000
Vanguard Massachusetts Tax-Exempt Funds
Massachusetts Tax-Exempt Fund	1,117,584,685	1,250,000
Vanguard Money Market Reserves
Federal Money Market Fund	3,612,780,200	2,300,000
Prime Money Market Fund	121,412,197,548	2,500,000
Vanguard Montgomery Funds
Market Neutral Fund	218,412,859	600,000
Vanguard Morgan Growth Fund	9,567,817,367	2,500,000
Vanguard Municipal Bond Funds
High-Yield Tax-Exempt Fund	8,098,070,054	2,500,000
Intermediate-Term Tax-Exempt Fund	38,562,706,496	2,500,000
Limited-Term Tax-Exempt Fund	17,625,268,646	2,500,000
Long-Term Tax-Exempt Fund	7,869,990,656	2,500,000
Short-Term Tax-Exempt Fund	11,448,114,291	2,500,000
Tax-Exempt Money Market Fund	17,309,599,646	2,500,000

Vanguard New Jersey Tax-Free Funds
NJ Long-Term Tax-Exempt Fund	2,095,205,977	1,700,000
NJ Tax-Exempt Money Market Fund	1,670,503,476	1,500,000
Vanguard New York Tax-Free Funds
NY Long-Term Tax-Exempt Fund	3,407,587,685	2,100,000
NY Tax-Exempt Money Market Fund	2,529,367,366	1,900,000
Vanguard Ohio Tax-Free Funds
OH Long-Term Tax-Exempt Fund	1,036,233,730	1,250,000
OH Tax- Exempt Money Market Fund	588,254,359	900,000
Vanguard Pennsylvania Tax-Free Funds
PA Long-Term Tax-Exempt Fund	3,196,915,023	2,100,000
PA Tax- Exempt Money Market Fund	2,450,832,443	1,700,000
Vanguard Quantitative Funds
Growth and Income Fund	4,893,612,172	2,500,000
Structured Broad Market Fund	455,050,479	750,000
Structured Large-Cap Equity Fund	581,142,042	900,000
Vanguard Scottsdale Funds
Explorer Value Fund	202,666,412	600,000
Intermediate-Term Corporate Bond Index Fund	3,831,690,361	2,300,000
Intermediate-Term Government Bond Index Fund	314,794,088	750,000
Long-Term Corporate Bond Index Fund	1,041,813,212	1,250,000
Long-Term Government Bond Index Fund	283,699,384	750,000
Mortgage-Backed Securities Index Fund	816,226,660	1,000,000
Russell 1000 Growth Index Fund	1,089,729,255	1,250,000
Russell 1000 Index Fund	835,618,548	1,000,000
Russell 1000 Value Index Fund	943,459,568	1,000,000
Russell 2000 Growth Index Fund	232,162,422	600,000
Russell 2000 Index Fund	457,855,698	750,000
Russell 2000 Value Index Fund	99,884,199	450,000
Russell 3000 Index Fund	432,812,036	750,000
Short-Term Corporate Bond Index Fund	6,495,441,086	2,500,000
Short-Term Government Bond Index Fund	321,142,678	750,000
Vanguard Specialized Funds
Dividend Appreciation Index Fund	19,219,227,706	2,500,000
Dividend Growth Fund	15,317,081,437	2,500,000
Energy Fund	11,832,334,502	2,500,000
Health Care Fund	27,999,120,577	2,500,000
Precious Metals and Mining Fund	2,569,831,423	1,900,000
REIT Index Fund	36,102,176,095	2,500,000

Vanguard STAR Funds
Developed Markets Index Fund	13,959,476,067	2,500,000
LifeStrategy Conservative Growth Fund	8,081,303,830	2,500,000
LifeStrategy Growth Fund	8,886,432,156	2,500,000
LifeStrategy Income Fund	2,873,428,685	1,900,000
LifeStrategy Moderate Growth Fund	9,809,870,420	2,500,000
STAR Fund	16,240,395,052	2,500,000
Total International Stock Index Fund	93,485,639,926	2,500,000
Vanguard Tax-Managed Funds
Tax-Managed Balanced Fund	1,186,234,067	1,250,000
Tax-Managed Capital Appreciation Fund	4,739,532,031	2,500,000
Tax-Managed Growth and Income Fund	2,917,332,913	1,900,000
Tax-Managed International Fund	15,375,216,121	2,500,000
Tax-Managed Small-Cap Fund	2,720,196,058	1,900,000
Vanguard Trustees' Equity Fund
Diversified Equity Fund	1,316,312,424	1,250,000
International Value Fund	7,204,225,972	2,500,000
Emerging Markets Select Stock Index Fund	190,111,428	600,000
Vanguard Valley Forge Funds
Balanced Index Fund	19,491,325,119	2,500,000
Managed Payout Growth Focus Fund	100,106,060	525,000
Managed Payout Growth and Distribution Fund	480,967,632	750,000
Managed Payout Distribution Focus Fund	726,244,738	900,000
Vanguard Variable Insurance Fund
Balanced Portfolio	1,908,442,640	1,500,000
Capital Growth Portfolio	519,547,798	900,000
Conservative Allocation Portfolio	81,728,785	450,000
Diversified Value Portfolio	1,028,508,275	1,250,000
Equity Income Portfolio	800,045,948	1,000,000
Equity Index Portfolio	2,803,766,944	1,900,000
Growth Portfolio	346,793,044	750,000
High Yield Bond Portfolio	554,547,981	900,000
International Portfolio	1,951,340,030	1,500,000
Mid-Cap Index Portfolio	985,298,964	1,000,000
Moderate Allocation Portfolio	90,785,763	450,000
Money Market Portfolio	1,032,376,098	1,250,000
REIT Index Portfolio	729,017,289	900,000
Short-Term Investment-Grade Portfolio	1,077,124,023	1,250,000
Small Company Growth Portfolio	1,078,472,857	1,250,000
Total Bond Market Index Portfolio	2,494,528,817	1,700,000
Total Stock Market Index Portfolio	1,050,051,810	1,250,000
Vanguard Wellesley Income Fund	35,058,105,696	2,500,000
Vanguard Wellington Fund	73,093,972,663	2,500,000

Vanguard Whitehall Funds
High Dividend Yield Index Fund	8,709,666,792	2,500,000
International Explorer Fund	1,979,196,461	1,500,000
Mid-Cap Growth Fund	2,590,717,711	1,900,000
Selected Value Fund	5,492,975,181	2,500,000
Emerging Markets Government Bond Index Fund	95,224,765	450,000
Vanguard Windsor Funds
Windsor Fund	14,939,081,129	2,500,000
Windsor II Fund	43,009,111,677	2,500,000
Vanguard World Fund
Consumer Discretionary Index Fund	878,045,067	1,000,000
Consumer Staples Index Fund	1,614,585,084	1,500,000
Energy Index Fund	2,614,968,219	1,900,000
Extended Duration Treasury Index Fund	572,188,477	900,000
FTSE Social Index Fund	1,503,867,544	1,500,000
Financials Index Fund	843,939,633	1,000,000
Health Care Index Fund	1,882,766,040	1,500,000
Industrials Index Fund	805,092,060	1,000,000
Information Technology Index Fund	3,272,340,539	2,100,000
International Growth Fund	19,410,064,884	2,500,000
Materials Index Fund	904,367,807	1,000,000
Mega Cap 300 Growth Index Fund	1,040,570,017	1,250,000
Mega Cap 300 Index Fund	882,937,527	1,000,000
Mega Cap 300 Value Index Fund	736,927,587	900,000
Telecommunication Services Index Fund	615,431,231	900,000
U.S. Growth Fund	4,214,927,542	2,500,000
Utilities Index Fund	1,865,419,819	1,500,000

TOTALS	2,448,673,954,523	329,325,000